Exhibit 99.1

Contact:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
Primary Contact
For Immediate Release
AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
THE THREE MONTHS ENDED MARCH 31, 2008

BRENTWOOD, Tenn. (May 1, 2008) — American HomePatient, Inc. (OTCBB: AHOM), one of the nation’s largest home health care providers, today announced its financial results for the three months ended March 31, 2008.
Revenues for the first quarter of 2008 were $69.2 million compared to $76.9 million for the first quarter of 2007, representing a decrease of $7.7 million, or 10.0%. This revenue decrease was primarily attributable to a change in inhalation drug product mix and the Company’s reduced emphasis on less profitable product lines such as non-respiratory durable medical equipment and infusion therapy. Also contributing to the overall decrease in revenues was the effect of Company initiatives designed to improve patient co-pay collections and provide appropriate service levels to patients. The Company believes most of the revenue lost as a result of these initiatives was unprofitable.
Operating expenses declined in the first quarter of 2008 compared to the first quarter of 2007 by approximately $0.7 million, or 2.1%. This decrease was primarily the result of improved operating efficiencies and the resulting reduced operating costs, partially offset by increases in certain expenses associated with the development and implementation of initiatives designed to provide additional productivity improvements.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA was $14.0 million, or 20.3% of net revenue, for the first quarter of 2008 compared to $13.5 million, or 17.5% of net revenue, for the same period of 2007. The improvement in EBITDA in the current year is primarily the result of the Company’s reduced emphasis on less profitable product lines, a reduction in bad debt expense attributable to improvements made in the Company’s accounts receivable collection processes, and operating initiatives implemented during 2007 and the first quarter of 2008 to improve operating efficiencies and reduce operating costs.
Net income for the first quarter of 2008 was $0.6 million, or $0.03 per diluted share, compared to net income of $1.1 million, or $0.06 per diluted share, for the first quarter of 2007. The comparison of net income for the first quarter of 2008 to the first quarter of 2007 was affected by the recording of non-cash income tax expense of $1.1 million in the first quarter of 2008 related to a deferred tax liability associated with indefinite-lived intangible assets. The improvement in net income in the first quarter of 2008, excluding the above item, compared to the first quarter of 2007 was primarily the result of the Company’s reduced emphasis on less profitable product lines, reduced bad debt expense, and the operating efficiencies, as discussed above.
American HomePatient, Inc. is one of the nation’s largest home health care providers with operations in 33 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.’s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as EBITDA, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Schedule A
American HomePatient, Inc.
Summary Financial Data
(In thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
	(unaudited)
Revenues, net	$69,214	$76,933
Cost of sales and related services	14,318	20,051
Cost of rentals and other revenues, including rental equipment depreciation	9,452	10,412
Operating expenses	34,300	35,023
Bad debt expense	1,349	2,509
General and administrative expenses	4,782	4,549
Depreciation, excluding rental equipment, and amortization	1,079	713
Interest expense, net	3,905	4,092
Other income, net	(386)	(160)
Change of control income	(68)	—
Earnings from unconsolidated joint ventures	(1,341)	(1,492)

Income from continuing operations before income taxes	1,824	1,236
Provision for income taxes	1,270	87

Income from continuing operations	554	1,149

Discontinued operations:
Loss from discontinued operations	—	(76)

Net income	$554	$1,073

Basic income (loss) per common share — Continuing operations	$0.03	$0.07
Basic income (loss) per common share — Discontinued operations	—	(0.01)

Basic income (loss) per common share	$0.03	$0.06

Diluted income (loss) per common share — Continuing operations	$0.03	$0.06
Diluted income (loss) per common share — Discontinued operations	—	—

Diluted income (loss) per common share	$0.03	$0.06

	March 31,	December 31,
	2008	2007
	(unaudited)
Cash and cash equivalents	$14,093	$11,018
Restricted cash	250	250
Net patient receivables	41,024	44,549
Other receivables	315	593

Total receivables	41,339	45,142
Net inventories	10,165	11,616
Other current assets	8,705	13,099

Total current assets	74,552	81,125
Property and equipment, net	37,282	40,731
Goodwill	122,093	122,093
Other assets	24,946	26,179

Total Assets	$258,873	$270,128

Accounts payable	$16,168	$16,558
Current portion of long-term debt and capital leases	6,189	8,221
Other current liabilities	23,597	31,500

Total current liabilities	45,954	56,279

Long-term debt and capital leases, less current portion	233,217	236,189
Deferred tax liability	4,594	3,474
Other noncurrent liabilities	51	51

Total liabilities	283,816	295,993

Minority interest	528	550

Total shareholders’ deficit	(25,471)	(26,415)

Total Liabilities and Shareholders’ Deficit	$258,873	$270,128

Schedule B
American HomePatient, Inc.
Reconciliation of Non-GAAP Financial Measurements to GAAP Financial Statements
(In thousands)

	Three Months Ended March 31,
	2008	2007
	(unaudited)
Net income	$554	$1,073
Add:
Provision for income taxes	1,270	87
Interest expense, net	3,905	4,092
Rental equipment depreciation	7,235	7,520
Other depreciation and amortization	1,079	713

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$14,043	$13,485